UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 9, 2019

GIGCAPITAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38320	82-3027430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2479 E. Bayshore Rd., Suite 200 Palo Alto, CA	94303
(Address of Principal Executive Offices)	(Zip Code)

(650) 276-7040

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GIG	The NYSE Stock Market LLC
Warrants to receive one share of Common Stock	GIG.WS	The NYSE Stock Market LLC
Right to receive one-tenth of one share of Common Stock	GIG.RT	The NYSE Stock Market LLC
Units, each consisting of one share of Common Stock, one right and three-fourths of one warrant	GIG.U

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On October 9, 2019, GigCapital, Inc., a Delaware corporation (“GigCapital” or the “Company”), entered into a non-binding letter of intent (the “LOI”) with an affiliate of Nomura Securities International, Inc. (“Nomura”). Upon negotiation and execution of definitive purchase agreement between the parties with respect to the proposed transaction, Nomura will use best efforts to purchase 2,000,000 shares of common stock of GigCapital (the “Shares”) at an aggregate price of approximately $21 million prior to the closing of GigCapital’s business combination (the “Business Combination”) with Kaleyra, S.p.A. (“Kaleyra”, which term also refers to the post-combination company). Nomura will agree to waive any redemption right that would require the redemption of the Shares in exchange for a pro rata amount of the funds held in GigCapital’s trust account (the “Trust”).

Immediately following the closing of the Business Combination, Kaleyra will transfer from the Trust to Nomura for the number of Shares owned by Nomura at the closing of the Business Combination approximately $21 million in cash (such cash amount will be equal to (a) the aggregate number of such Shares multiplied by (b) the per share redemption price for shares of GigCapital common stock out of the Trust (the “Initial Forward Price”)) (such actual aggregate cash amount, the “Prepaid Forward Amount”).

After the closing of the Business Combination, Nomura may sell the Shares at its sole discretion in one or more transactions, publicly or privately, at any time prior to the Maturity Date or Extended Maturity Date (each as defined below) at prices per share not less than approximately $10.50 per Share. For the avoidance of doubt, Nomura may also buy and sell shares of GigCapital common stock that will not be subject to the terms of the LOI for its own account or on behalf of third parties without restriction as part of Nomura’s regular business activities as a broker-dealer.

On each quarterly anniversary of the closing of the Business Combination, the proposed transaction will be partially terminated to the extent that Nomura has sold Shares, and Nomura will transfer to Kaleyra cash equal to the pro rata portion of the Prepaid Forward Amount with respect to the Shares sold in the past quarter by Nomura. At the Maturity Date or Extended Maturity Date, in exchange for delivery of the remaining Shares to Kaleyra from Nomura, Kaleyra will transfer to Nomura the difference between the Prepaid Forward Amount and the amount equal to the number of remaining Shares held by Nomura multiplied by the Forward Purchase Price, or Nomura will transfer to Kaleyra the pro rata portion of the Prepaid Forward Amount with respect to the Shares that may have been sold by Nomura in the prior quarter. Nomura shall notify Kaleyra not less than ten (10) days prior to the Maturity Date or Extended Maturity Date of the number of remaining Shares held by Nomura.

The maturity date (the “Maturity Date”) for the proposed transaction is twelve (12) months from the closing of the Business Combination. On the Maturity Date, Kaleyra and Nomura will have the option to mutually extend the maturity to twenty four (24) months from the closing of the Business Combination (the “Extended Maturity Date”). On the Maturity Date, the Forward Purchase Price will be equal to the Initial Forward Price per Share accruing at a fixed rate of 275 bps per annum from the date of the closing of the Business Combination. On the Extended Maturity Date, the Forward Purchase Price will be equal to Initial Forward Price accruing at a fixed rate of 350 bps per annum from the date of the closing of the Business Combination.

The parties intend to negotiate and execute a definitive purchase agreement to reflect the above terms; however, until the purchase agreement is signed by all the parties, no party will have any liability to any other party with respect to the proposed transaction.

Forward-Looking Statements

This Current Report on Form 8-K may include forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 regarding the proposed transaction, the Business Combination, the Company and Kaleyra. All statements, other than statements of historical facts, that address activities, events or developments that the Company and/or Kaleyra expects or anticipates will or may occur in the future are forward-looking statements and are identified with, but not limited to, words such as “believe” and “expect”. Such forward-looking statements include, but are not limited to, statements regarding the entry by the Company into a definitive purchase agreement with Nomura or its closing, closing of the Business Combination, potential capital alternatives or changes to the capital structure of the Company, and the expectations, hopes, beliefs, intentions, plans, prospects or strategies regarding the Business Combination and future business plans of the

Company and Kaleyra management teams. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements are based on certain assumptions and analyses made by the management of the Company and/or Kaleyra in light of their respective experience and their perception of historical trends, current conditions and expected future developments and their potential effects on the Company and Kaleyra as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting the Company or Kaleyra will be those anticipated and actual results may differ materially from those expressed in this press release due to many factors such as, but not limited to, the ability to satisfy closing conditions for the Business Combination, including that the Company stockholders will approve the Business Combination, the ability of the combined company to meet the NYSE’s listing standards, and that the Company will have sufficient capital upon the approval of the Business Combination to operate as anticipated. Should one or more of these risks or uncertainties materialize, or should any of the assumptions being made prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. These statements speak only as of the date they are made and none of the Company and/or Kaleyra undertakes any obligation to update any forward-looking statements contained in this press release to reflect events or circumstances which arise after the date of this Current Report on Form 8-K.

No Offer or Solicitation

This Current Report on Form 8-K shall neither constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 9, 2019

By:	/s/ Dr. Avi S. Katz
Name:	Dr. Avi S. Katz
Title:	Chief Executive Officer, President and Executive Chairman of the GigCapital, Inc. Board